EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-234587) and Forms S-8 (File Nos. 333-191497 and 333-211287) of The York Water Company of our report dated March 9, 2021, relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ Baker Tilly US, LLP (formerly Baker Tilly Virchow Krause, LLP)
York, Pennsylvania
March 9, 2021